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                          FRONTIER NATURAL GAS CORPORATION

                            EMPLOYEE OPTION PLAN - 1997

     1. PURPOSE. The purpose of this Employee Option Plan - 1997 ("the Plan") is to further the interest of Frontier Natural Gas Corporation (hereinafter called "the Company") by providing incentives for officers, managers, department heads, corporate counsel, directors and employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

     2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board"). Subject to the provisions of the Plan and applicable law, the Board is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations regulating the Plan and to make all other determinations necessary or advisable for the administration of the Plan. In the event the Board forms an Executive Compensation Committee, said Committee shall assume all of the responsibility for the administration of the Plan.

     3. PARTICIPANTS AND ALLOTMENTS. The Board shall determine and designate from time to time those employees of the Company to whom options to purchase shares of common stock of the Company pursuant to the Plan are to be granted and who thereby become participants in the Plan. The Board shall allot to such participants (the "Option Holders") in such amount as the Board shall from time to time determine. No member of the Board shall have any right to vote or decide upon any matter relating solely to himself or a member of his immediate family or solely to any of his rights or benefits (or rights or benefits of a member of his immediate family) under the Plan, provided, however that, the Board of Directors may provide for the automatic annual grant of a pre-determined number of stock options to each member of the Board of Directors who is not an employee of the Company. Participation in the Plan shall not confer any right of continuation of service as an employee of the Company.

     4. SHARES OF COMMON STOCK SUBJECT TO PLAN. Under this Plan, the Board may from time to time grant options to purchase shares of common stock to employees of the Company up to an aggregate of 695,350 shares. If any options granted under the Plan shall terminate or expire, in whole or in part, the shares so released from the options may be made the subject of additional options granted under the Plan. The Company shall reserve and keep available such number of shares of stock as will satisfy the requirements of all outstanding options granted under the Plan. If there is any change in the Company's shares of Common Stock, as by stock splits, reverse stock splits, stock dividends or re-capitalization, the number of options outstanding and the shares subject to options shall be appropriately adjusted by the Board.

     5. OPTION PRICE. The Option price or prices shall be greater than or equal to the fair market value of issued and outstanding shares of stock of the Company at the date the Option is granted. For the purposes hereof, fair market value shall be determined by the Board after due investigation and inquiry.

     6. OTHER PROVISIONS. Each Option shall be subject to all provisions of this Plan, including, but not limited to, the following terms and conditions:

     (a) Options granted under the Plan shall be exercisable for a period of ten years from the date of the grant.

     (b) The Board shall grant Options to officers and other employees and shall provide for the automatic receipt of options by directors who are not full time employees. Each option shall consist of an option ("Option") to purchase one share of common stock at the exercise price (as defined below). The Exercise Price shall be at least the fair market value of the Common Stock on the date of the grant of the Option.


EMPLOYMENT OPTION PLAN - 1997
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     (c)  The Board may in its discretion establish a schedule setting forth a time period during which options may be exercised. Absent such a schedule, the options shall be exercisable 33 1/3% on January 1 the year following the effective date of the grant thereof, an additional 33 1/3% on January 1 of the second year following the grant thereof, and the final 33 1/3% on January 1 of the third year following the grant thereof. The Option Holder's right to exercise the options shall, however, be cumulative.

     (d) If the employment of the Option Holder by the Company is terminated for any reason other than (i) his death, (ii) his discharge for dishonesty or commission of a crime, or (iii) his employment with a competitor of the Company without the Company's consent, the Option Holder may, within three months thereafter, subject to provisions of subsections 6(a) and (b) above, exercise the option to the extent that the option was exercisable as of the date of termination of his employment. All unexercised Options shall terminate, be forfeited and shall lapse upon the expiration of said three-month period, or immediately if the employment of the Option Holder is terminated by the Company for any of the reasons set forth in (ii) or (iii) above.

     (e) If the Option Holder dies (i) while employed by the Company or (ii) within three months after termination of his employment for any reason other than as set forth in subsections 6(c)(ii) or (iii) above, then within six months after the date of Option Holder's death, subject to the provisions of subsections 6(a) and (b) above, the Option may be exercised by his estate or by any person who has acquired the Option Holder's right to exercise the Option by bequest or inheritance to the extent the Option was exercisable as of the date of his death. Upon the expiration of such six-month period, all unexercised options shall terminate, be forfeited and shall lapse.

     (f) Except as otherwise provided in subsection 6(d) above, the Option and all rights granted hereunder shall not be transferred by the Option Holder, and may not be assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt by the Option Holder to transfer the option, or to assign, pledge, hypothecate or otherwise dispose of such Option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void. The option shall be exercisable, during the lifetime of the Option Holder, only by the Option Holder.

     7.   EXERCISE OF OPTIONS.

     (a) To exercise the Option, the Option Holder or his successor shall give written notice to the Company's President at the Company's principal office. Within ten days of the receipt by the Company of such written notice, the Company shall tender the Common Stock due pursuant to the exercise of the Option. The Option Holder shall, concurrent with acceptance of the tendered Common Stock, remit full payment for the Common Stock being purchased pursuant to the Option to the Company. The Option Holder shall also provide to the Company a written statement that the shares are purchased for investment and not with a view to distribution. However, this statement shall not be required if the shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the Option Holder, following his death, proof shall be submitted, satisfactory to the Board, of the right of the successor to exercise the option.

     (b) Shares of stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAW (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE


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          SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE
          SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

     (c) The Company shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any exercise of such option: (i) until after compliance with all then applicable requirements of law; and (ii) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the Optionee.

     8. REGISTRATION. If the Company shall be advised by its counsel that shares of stock deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of same, the Company may effect registration or obtain consent, and delivery of shares by the Company may be deferred until registration is affected or consent obtained.

     9. ISSUANCE OF STOCK. No stock shall be issued until full payment for such stock has been made. The Option Holder shall have no rights as a shareholder with respect to optioned shares until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Sections 4 and 10 hereof.

     10. CORPORATE REORGANIZATION. If there shall be any capital reorganization or consolidation or merger of the Company with another corporation or corporations, or any sale of all or substantially all of the Company's properties and assets to any other corporation or corporations, then all Options outstanding shall be exercisable for a thirty day period prior to the effective date thereof. Options not so exercised shall expire upon the effectiveness of such a transaction. This provision does not however, apply to mergers where the Company is the survivor.

     11. AMENDMENTS AND TERMINATION. The Board of Directors or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to the persons who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the share owners of the Company.

          However, no action shall be taken without the approval of the share owners of the Company if the Committee determines that the approval of share owners would be necessary to retain the benefits of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

     12. OPTION AGREEMENT. The granting of an option shall take place only when a written option agreement in the form of an Employee Option Plan 1997 Agreement is executed by or on behalf of the Company and the employee to whom the Option is granted and such executed agreement is delivered to the Company.

     13. PERIOD OF PLAN. No Option shall be granted on or after the tenth anniversary of the date of adoption of the Plan by the Board of Directors of the Company. The Plan shall expire on the later of such tenth anniversary date or the date on which all Options granted under the Plan have expired or been exercised in full.


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